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                                                                      Exhibit 99

                             KEY TRONIC CORPORATION
                        PRO FORMA STATEMENT OF OPERATIONS
          For the three quarters ended April 1, 1995 and April 2, 1994

                                                               Three Quarters
Ended
                                                                 April 2,   1994                          April 1, 1995
                                                       Honeywell
                                                        Keyboard         Key Tronic                           Key Tronic
                                                        Division        Corporation         Combined         Corporation
                                                     -----------      -------------       -------------     ------------
                                                                      (in
thousands, except per share amounts)

(unaudited)

Net sales                                             $    5,539       $    116,755        $ 122,294        $         147,371
Cost of sales                                              5,296            104,186          109,482                  124,757
                                                      ----------       ------------        ---------        -----------------
Gross profit on sales                                        243             12,569           12,812                   22,614

Operating Expenses:
Research, development and engineering                        383              4,367            4,750                    4,566
Selling                                                      417              5,836            6,253                    3,902
General and administrative                                   324              8,918            9,242                    8,233
Restructuring of business line                                                1,021            1,021         ________________
                                                      ----------       ------------        ---------        -----------------

Operating Income (Loss)                                    (881)            (7,573)          (8,454)                    5,913

Net Interest Income (Expense) & Other                         46            (1,103)          (1,057)                  (2,222)
                                                      ----------       ------------        ---------        -----------------

Income (Loss) before federal taxes on
income and cumulative effect of change
in accounting                                              (835)            (8,676)          (9,511)                    3,691

Provision (Benefit) for Income Taxes                           0                 40               40                    1,115
                                                      ----------       ------------        ---------        -----------------

Earnings (Loss) before cumulative
effect of change in accounting                             (835)            (8,716)          (9,551)                    2,576

Cumulative effect to July 4, 1993, of
change in accounting for income taxes                          0              8,750            8,750                        0
                                                      ----------       ------------        ---------        -----------------

Net Income (Loss)                                         ($835)        $        34           $(801)         $          2,576
                                                      ==========        ===========        =========        =================

Earnings (Loss) Per Share
 Before cumulative effect of change in
  accounting                                                N.A.            ($1.06)          ($1.11)                     N.A.
 Net Income per weighted average share                      N.A.               N.A.          ($0.09)                     N.A.
 Primary Earnings Per Common Share net of
  cumulative effect of change in accounting                 N.A.              $0.01             N.A.                    $0.27
 Fully Diluted Earnings Per Common Share
  net of cumulative effect of change in
  accounting                                                N.A.              $0.01             N.A.                    $0.25

Weighted Average Shares Outstanding                         N.A.              8,217            8,617                     N.A.
Primary Shares Outstanding                                  N.A.               N.A.             N.A.                    9,270
Fully Diluted Shares Outstanding                            N.A.               N.A.             N.A.                   10,234

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See accompanying note to pro forma finanical statements